Exhibit 99.1

NYMEX REAFFIRMS SELECTION OF GENERAL ATLANTIC

New York, N.Y., September 26, 2005 -- The board of directors of NYMEX Holdings, Inc., met this morning to discuss a revised offer from Battery Ventures. The board reiterated its commitment to continue moving ahead with its previously-announced transaction with General Atlantic, which was selected last week.

NYMEX Chairman Mitchell Steinhause said, "After a thorough evaluation process, the board selected General Atlantic as the best partner to help NYMEX continue its evolution. We stand by that decision today and reiterate our commitment to working with General Atlantic."

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Forward Looking and Cautionary Statements

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act, with respect to our future performance, operating results, strategy, and other future events.  Such statements generally include words such as could, can, anticipate, believe, expect, seek, pursue, proposed, potential and similar words and terms, in connection with any discussion of future results, including our plans to enter into definitive documents, to conduct the proposed private placement and to use the proceeds therefrom to make the extraordinary cash distribution and/or to pay fees and expenses incurred in connection with the private placement, and our exploration of and ability to consummate, including as a result of market conditions, a potential initial public offering or other strategic alternative.  Forward-looking statements involve a number of assumptions, risks, and uncertainties, any of which may cause actual results to differ materially from the anticipated, estimated, or projected results referenced in the forward-looking statements.  In particular, the forward-looking statements of NYMEX Holdings, Inc. and its subsidiaries are subject to the following risks and uncertainties: difficulties, delays, unexpected costs or the inability to reach definitive documents with respect to the proposed private placement or to consummate, in whole or in part, the proposed private placement and to use the proceeds therefrom to make the extraordinary cash distribution and/or to pay fees and expenses incurred in connection with the private placement, and our determination not, or difficulties, delays or unanticipated costs in or our inability, including as a result of market conditions, to consummate a potential initial public offering or other strategic alternative; the success and timing of new futures contracts and products; changes in political, economic, or industry conditions; the unfavorable resolution of material legal proceedings; the impact and timing of technological changes and the adequacy of intellectual property protection; the impact of legislative and regulatory actions, including without limitation, actions by the Commodity Futures Trading Commission; and terrorist activities, international hostilities or natural disasters, which may affect the general economy as well as oil and other commodity markets.  We assume no obligation to update or supplement our forward--looking statements.

Statement Regarding Information That May Become Available

Please note this is not intended to be a solicitation for proxy.  If a transaction is to be proposed to NYMEX's shareholders, NYMEX would file with the Securities and Exchange Commission and distribute to its shareholders a proxy statement in connection with any transaction that may result from the non-binding letter of intent.  NYMEX's shareholders would be urged to read the proxy statement in its entirety when it becomes available, and any other related documents NYMEX may issue, because they will contain important information about NYMEX, the transaction, the persons soliciting proxies in connection with the transaction and the interests of these persons in the transaction and related matters.  If and when these documents are filed, they can be obtained for free at the SEC's website (www.sec.gov). Additional information on how to obtain these documents from NYMEX would be made available to shareholders if and when a transaction is to occur.

NYMEX, and its directors and executive officers, may be deemed to be participants in the solicitation of proxies from NYMEX's shareholders in connection with any transaction that might be proposed to such shareholders. Information about the directors and executive officers of NYMEX and their ownership of NYMEX stock is set forth in the proxy statement for NYMEX's 2005 annual meeting. Information regarding the interests of NYMEX's directors and executive officers in any transaction proposed to NYMEX's shareholders will be included in the proxy statement if and when it becomes available.